SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

The combined annual meeting of the stockholders of Corporate Bond Series, U.S. Government Series, Limited Maturity Bond Series, High Yield Series and Capital Preservation Series of Security Income Fund, Security Municipal Bond Fund and Security Cash Fund, Kansas corporations, was held October 29, 1999.

The following matters were voted upon:

* To eliminate the Fund's fundamental investment limitation limiting the Fund to investing in U.S. government securities; bank obligations; and corporate obligations.

                          Votes For          30,039,307
                          Votes Against       6,636,555

* To amend the Fund's fundamental investment limitation concerning borrowing.

                          Votes For          29,895,150
                          Votes Against       6,780,712

* To eliminate the Fund's fundamental investment limitation concerning pledging its assets.

                          Votes For          29,564,256
                          Votes Against       7,111,605

* To amend the Fund's fundamental investment limitation concerning lending.

                          Votes For          29,322,331
                          Votes Against       7,353,530

* To eliminate the Fund's fundamental investment limitation concerning purchasing securities of an issuer in which the officers and directors of the Fund own more than five percent of the outstanding securities of such issuer.

                          Votes For          29,542,387
                          Votes Against       7,133,475

* To amend the Fund's fundamental investment limitation concerning share ownership of any one issuer.

                          Votes For          30,256,042
                          Votes Against       6,419,819

* To eliminate the Fund's fundamental investment limitation concerning margin purchases of securities.

                          Votes For          29,082,284
                          Votes Against       7,593,578

*  To  eliminate  the  Fund's  fundamental   investment   limitation  concerning
   investment in companies with less than three years' operating history.

                          Votes For          30,883,470
                          Votes Against       5,792,392

* To eliminate the Fund's fundamental investment limitation concerning short sales of securities.

                          Votes For          29,910,404
                          Votes Against       6,765,458

* To amend the Fund's fundamental investment limitation concerning buying or selling real estate.

                          Votes For          30,309,703
                          Votes Against       6,366,159

*  To  eliminate  the  Fund's  fundamental   investment   limitation  concerning
   investing for control of portfolio companies.

                          Votes For          30,373,792
                          Votes Against       6,302,069

*  To  eliminate  the  Fund's  fundamental   investment   limitation  concerning
   investment in oil, gas, or other mineral leases, rights or royalty contracts or exploration or development programs.

                          Votes For          30,195,889
                          Votes Against       6,479,973

*  To  eliminate  the  Fund's  fundamental   investment   limitation  concerning
   investment in other investment companies.

                          Votes For          30,572,692
                          Votes Against       6,103,170

*  To  eliminate  the  Fund's  fundamental   investment   limitation  concerning
   investment in puts and calls.

                          Votes For          28,686,328
                          Votes Against       7,989,534

* To amend the Fund's fundamental investment limitation concerning commodities or commodities contracts.

                          Votes For          28,831,770
                          Votes Against       7,844,092

* To amend the fund's fundamental investment limitation concerning senior securities.

                          Votes For          30,812,833
                          Votes Against       5,863,029